Exhibit 10.5

EXECUTION COPY

SUPPLEMENT NO. 1 dated as of September 23, 2003, to the Security Agreement dated as of August 4, 1999 as amended and restated as of March 3, 2003 (the “Security Agreement”), by and among SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC, a Delaware limited liability company (the “Borrower”), ON SEMICONDUCTOR CORPORATION, a Delaware corporation (formerly known as SCG HOLDING CORPORATION, “Holdings” and, together with the Borrower and any Subsidiary becoming a party thereto pursuant to Section 5.12 of the Credit Agreement referred to below, the “Grantors”) in favor of JPMORGAN CHASE BANK (formerly known as THE CHASE MANHATTAN BANK), a New York banking corporation, as collateral agent (in such capacity the “Collateral Agent”) for the Secured Parties (as such term is defined below).

A. Reference is made to the Credit Agreement, dated as of August 4, 1999, as amended and restated as of September 17, 2003, as amended (the “Credit Agreement”), among the Borrower, Holdings, the Lenders party thereto and JPMorgan Chase Bank as administrative agent, collateral agent and syndication agent (the Lenders, the Issuing Bank, the Administrative Agent and the Collateral Agent, collectively, the “Secured Parties”).

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement and the Credit Agreement.

C. Section 4.12 (e) of the Security Agreement requires the Grantors to notify the Collateral Agent of all Collateral of any Grantor that has not been previously identified to the Collateral Agent. The Grantors have identified additional Collateral as set forth on the Schedules hereto. The undersigned Grantors are executing this Supplement in accordance with the requirements of the Security Agreement in order to facilitate a supplemental filing to be made by the Collateral Agent with the Patent and Trademark office.

Accordingly, the Collateral Agent and each of the Grantors agree as follows:

SECTION 1. Schedules III, IV and V of the Security Agreement is hereby supplemented by the information set forth in Schedules III, IV, and V hereto.

SECTION 2. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of each of the Grantors and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 3. Each of the Grantors hereby represents and warrants that the information set forth on Schedules III, IV and V attached hereto are true and correct.

SECTION 4. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. The Grantors agree to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

IN WITNESS WHEREOF, the parties hereto have duly executed this Supplement to the Security Agreement as of the day and year first above written.

SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC,

by	/s/ DONALD A. COLVIN

Name:	Donald A. Colvin
Title:	Senior Vice President and Chief Financial Officer

ON SEMICONDUCTOR CORPORATION,

by	/s/ DONALD A. COLVIN

Name:	Donald A. Colvin
Title:	Senior Vice President and Chief Financial Officer

EACH OF THE SUBSIDIARY GUARANTORS LISTED ON SCHEDULE I TO THE SECURITY AGREEMENT,

/s/ DONALD A. COLVIN

Name:	Donald A. Colvin
Title:	Senior Vice President and Chief Financial Officer

JPMORGAN CHASE BANK, as Collateral Agent,

by	/s/ EDMOND DEFOREST

Name:	Edmond DeForest
Title:	Vice President